Exhibit 99.1

OpGen Achieves Key Milestone in Planned Business Combination with Curetis

-	Special meetings of OpGen and Curetis shareholders are scheduled for March 10, 2020, at 10:00am ET and 1:00pm CET, respectively
-	Transaction unanimously supported by the boards of OpGen and Curetis and supported by debt holders

Gaithersburg, MD – January 28, 2020 - OpGen, Inc. (Nasdaq: OPGN, “OpGen”), a precision medicine company harnessing the power of molecular diagnostics and informatics to help combat infectious disease, announced today that a key milestone has been accomplished in the proposed business combination with Curetis, N.V. (Euronext: CURE, “Curetis”), a developer of next-level molecular diagnostic solutions. On January 27, 2020, OpGen filed and furnished to its stockholders a proxy statement/prospectus and a notice of special meeting of OpGen stockholders, to be held on March 10, 2020 at 10:00am ET at the offices of Ballard Spahr LLP, 1909 K Street, NW, 12 th Floor, Washington DC. At the special meeting, OpGen is seeking shareholder approval of the business combination of OpGen and Curetis. Curetis will host its shareholder meeting on the same day at 1:00pm CET with the same objective. The Curetis extraordinary general meeting will take place at Steigenberger Hotel, Stationsplein Zuid - West 951, 1117 CE Schiphol - Oost/Amsterdam, the Netherlands. Successful votes of the shareholders of the respective companies are the last remaining major steps towards closing of the transaction.

“We are confident that the combination of OpGen and Curetis will help maximize value for our stockholders and will result in an organization with a robust pipeline of proprietary molecular diagnostic and bioinformatics products, significant management experience, and unique assets for developing and commercializing novel data-driven solutions in infectious disease diagnostics,” said Evan Jones, Chairman and CEO of OpGen.

“I expect the combination with OpGen to accelerate the commercial development and revenue growth for both companies and that it will ultimately bring tremendous value to the combined company and its current and future shareholders,” said Oliver Schacht, CEO of Curetis. “We look forward to moving the Company ahead into this next exciting chapter.”

H.C. Wainwright & Co., LLC and Crosstree Capital LLC acted as financial advisors to Curetis and OpGen, respectively. Linklaters LLP and Ballard Spahr LLP acted as legal advisors to Curetis and OpGen, respectively.

About OpGen

OpGen, Inc. is a precision medicine company harnessing the power of molecular diagnostics and informatics to help combat infectious disease. We are developing molecular information products and services for global healthcare settings, helping to guide clinicians with more rapid and actionable information about life threatening infections, improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs.

Our molecular diagnostics and informatics products, product candidates and services combine our Acuitas molecular diagnostics and Acuitas Lighthouse informatics platform for use with our proprietary, curated MDRO knowledgebase. We are working to deliver our products and services, some in development, to a global network of customers and partners. The Acuitas AMR Gene Panel (RUO) is intended for Research Use Only and is not for use in diagnostic procedures. The Acuitas Lighthouse Software is not distributed commercially for antibiotic resistance prediction and is not for use in diagnostic procedures. For more information, please visit www.opgen.com.

OpGen, Acuitas, and Acuitas Lighthouse are registered trademarks of OpGen, Inc.

About Curetis

Curetis N.V.’s (Euronext: CURE) goal is to become a leading provider of innovative solutions for molecular microbiology diagnostics designed to address the global challenge of detecting severe infectious diseases and identifying antibiotic resistances in hospitalized patients.

Curetis’ Unyvero System is a versatile, fast and highly automated molecular diagnostic platform for easy-to-use, cartridge-based solutions for the comprehensive and rapid detection of pathogens and antimicrobial resistance markers in a range of severe infectious disease indications. Results are available within hours, a process that can take days or even weeks if performed with standard diagnostic procedures, thereby facilitating improved patient outcomes, stringent antibiotic stewardship and health-economic benefits. Unyvero in vitro diagnostic (IVD) products are marketed in Europe, the Middle East, Asia and the U.S.

Curetis’ wholly-owned subsidiary Ares Genetics GmbH offers next-generation solutions for infectious disease diagnostics and therapeutics. The ARES Technology Platform combines what the Company believes to be the most comprehensive database worldwide on the genetics of antimicrobial resistances, ARESdb, with advanced bioinformatics and artificial intelligence.

For further information, please visit www.curetis.com and www.ares-genetics.com.

Forward-Looking Statements – OpGen, Inc

This press release includes statements relating to the proposed business combination between OpGen and Curetis. These statements and other statements regarding OpGen’s and the combined company’s future plans constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond OpGen’s control, and which may cause results to differ materially from expectations. Factors that could cause results to differ materially from those described include, but are not limited to, our ability to successfully and timely seek approval of, and obtain approval of our stockholders for the transaction, satisfy the closing conditions under the implementation agreement between OpGen and Curetis, successfully combine the businesses of OpGen and Curetis, comply with the complexities of a global business, achieve the synergies we expect, successfully implement the combined company’s strategic and business goals and objectives, and advance our current and planned 510(k) clearance submissions with the FDA, and risks and uncertainties associated with market conditions, advance our current. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen:
Michael Farmer
Vice President, Marketing (240) 813-1284
mfarmer@opgen.com
InvestorRelations@opgen.com

OpGen Press Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

OpGen Investor Contact:
Joe Green
Edison Group
jgreen@edisongroup.com